Exhibit 3.3

Bylaws

Of

Sequoia Vaccines, Inc.

ARTICLE I

OFFICES

Section 1. Registered Office: The registered office of the Corporation shall be as determined by the Board of Directors from time-to-time.

Section 2. Principal Office: The principal office of the Corporation shall be located at such place either within or without the State of Delaware as the Board of Directors may from time to time designate.

ARTICLE II

STOCKHOLDERS

Section 1. Annual Meeting: The annual meeting of the Stockholders shall be held each calendar year on such time and date as may be specified by the Board of Directors for the purpose of electing directors and for the transaction of such other business as may come before the meeting. A Stockholder Proposal may not be properly brought before the meeting and acted upon at such meeting except in compliance with the procedures set out in Article II, Section 16. A Stockholder Nominee may not be nominated for election to the Board of Directors except in compliance with the procedures set out in Article II, Section 17.

Section 2. Special Meetings: Special meetings of the Stockholders may be called at any time by the Chairman of the Board of Directors (if any), by the President, by the Board of Directors or by the holders of not less than one-fifth of all the outstanding shares of the Corporation entitled to vote at such meeting, by giving notice thereof. Business transacted at any special meeting of the Stockholders shall be limited to the purposes stated in the notice of the meeting.

Section 3. Place of Meeting: The Board of Directors may designate any place, either within or without the State of Delaware, as the place of meeting for any annual or special meeting of the Stockholders.

Section 4. Notice of Meetings: Notice stating the place, date and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting, by or at the direction of the Board of Directors or the persons calling the meeting, to each Stockholder of record entitled to vote at such meeting. The notice of meeting shall include a notice of the procedures to be followed by Stockholders desiring to submit Stockholder Proposals and/or to make Stockholder Nominations.

Section 5. Meeting of All Stockholders: If all of the Stockholders shall meet at any time and place, either within or without the State of Delaware, and consent to the holding of a meeting, such meeting shall be valid, without call or notice, and at such meeting any corporate action may be taken.

Section 6. Fixing of Record Date: The Board of Directors of the Corporation may fix in advance a date, not more than sixty nor less than ten days preceding the date of any meeting of Stockholders, or the date for the payment of any dividend or for the allotment of rights, or the date when any change, exchange or conversion of shares shall be effective, as the record date for the determination of Stockholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any such dividend, or to receive any such allotment of rights, or to exercise rights in respect of any such change, exchange or conversion of shares; and only the Stockholders of record on the record date so fixed, shall be the Stockholders entitled to notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights in respect of an exchange, change or conversion of shares, as the case may be. If the Board of Directors shall not have set a record date for the determination of its Stockholders entitled to vote as herein above provided, the close of business on the day next preceding the date on which notice of the meeting is mailed, or if notice is waived, the close of business on the day next preceding the date on which the meeting is held, shall be the record date in such determination of Stockholders so entitled to notice or to vote, and the record date for any other purpose shall be the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 7. Voting Lists: At least ten days before each meeting of Stockholders, the officer or agent having charge of the stock ledger of the Corporation shall make a complete list of the Stockholders entitled to vote at such meeting, arranged in alphabetical order with the address of, and the number of shares registered in the name of, each Stockholder, which list, for a period of ten days prior to such meeting, shall be kept on file at the place where the meeting is to be held and shall be subject to inspection by any Stockholder for any purpose germane to the meeting and at any time during usual business hours. Such list shall also be produced and kept at the time and place of the meeting and shall be subject to the inspection of any Stockholder during the whole time of the meeting. The stock ledger shall be the only evidence as to who are the Stockholders entitled to examine such list or stock ledger or to vote at any meeting of Stockholders.

Section 8. Quorum: A majority of the outstanding shares of the Corporation, entitled to vote at any meeting, represented in person or by proxy, shall constitute a quorum at any meeting of the Stockholders; provided, that if less than a quorum of the outstanding shares entitled to vote are represented at said meeting, a majority of the shares so represented may adjourn the meeting, from time to time, without further notice, to a specified date not longer than ninety days after such adjournment. Every decision of a majority of such quorum shall be valid as a corporate act unless a larger vote is required by law or the Certificate of Incorporation or these Bylaws.

Section 9. Proxies: Each Stockholder entitled to vote at a meeting of Stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such Stockholder by proxy, such proxy which shall be executed in writing by the Stockholder or by such Stockholder’s duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after three years from the date of its execution, unless otherwise provided in the proxy.

Section 10. Voting of Shares: Each outstanding share of capital stock entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of Stockholders.

Section 11. Voting of Shares by Certain Holders: Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent, or proxy as the Bylaws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such corporation may determine.

Shares standing in the name of a deceased person may be voted by his or her administrator or executor, either in person or by proxy. Shares standing in the name of a guardian, curator, or trustee may be voted by such fiduciary, either in person or by proxy, but no guardian, curator, or trustee shall be entitled, as such fiduciary, to vote shares held by such fiduciary without a transfer of such shares into such fiduciary’s name.

Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into such receiver’s name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

A Stockholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

Section 12. Election of Directors: Cumulative voting shall not apply to election of directors. In all elections for directors, each Stockholder shall have the right to cast votes for as many candidates as there are directors to be elected and may cast as many votes as shall equal the number of voting shares owned by such Stockholder in the Corporation for each candidate, either in person or by proxy. A Stockholder Nominee may not be nominated for election to the Board of Directors except in compliance with the procedures set out in Article II, Section 17.

Section 13. Consent of Stockholders in Lieu of Meeting: Any action required or permitted to be taken at any annual or special meeting of Stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent in writing or electronic transmission, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous consent shall be given to those Stockholders who have not consented. In the event that the action which is consented to is such as would have required the filing of a certificate, if such action had been voted on by Stockholders at a meeting thereof, the certificate filed shall state that consent has been given as provided by §228 of the Delaware General Corporation Law. The Secretary shall file such consents with the minutes of the meetings of the Stockholders.

Section 14. Presiding Officer. The Chief Executive Officer of the Corporation shall preside at all meetings of Stockholders unless otherwise determined by the Board of Directors (the “Presiding Officer”).

Section 15. Meetings by Remote Communication. Section 211(a)(2) of the Delaware General Corporation Law, as such section shall be amended from time to time, is incorporated herein by reference.

Section 16. Stockholder Proposals. The Presiding Officer at a meeting of the Stockholders may declare a Stockholder Proposal as not properly before a meeting of the Stockholders if the Stockholder proposing the Stockholder Proposal shall have not timely given a completed Stockholder Proposal Notice to the Corporation with respect to such Stockholder Proposal. If the Presiding Officer determines that a Stockholder Proposal was not properly brought before the meeting, then the Presiding Officer may conclude that Stockholder Proposal shall not be acted upon at the meeting. Notwithstanding the foregoing, the Presiding Officer may, in his or her discretion, allow a Stockholder Proposal to be properly brought before a meeting and acted upon notwithstanding that the procedures set out in this Article Il, Section 16 were not complied with and, if a Stockholders Proposal is acted upon at a meeting notwithstanding that the procedures set out in this Article II, Section 16 were not complied with, then any action taken with respect to such Stockholder Proposal shall be deemed to be a valid action of the Stockholders.

“Stockholder Proposal” shall mean any matter or action proposed by a Stockholder for adoption or other action at a meeting. A Stockholder Proposal shall not include matters (a) specified in the notice of annual meeting (or any supplement thereto) given by or at the direction of the Board of Directors or (b) otherwise brought before the annual meeting by or at the direction of the Board of Directors. A “Stockholder Proposal” shall also not include a proposed matter or action that is within the scope of a Stockholder Proposal that is properly before the annual meeting, within the scope of the subject matter specified in (a) of this paragraph, or within the scope of the subject matter specified in (b) of this paragraph.

A “Stockholder Proposal Notice” shall set forth with respect to each Stockholder Proposal the following: (i) the Stockholder Proposal; (ii) a summary and explanation of the Stockholder Proposal and its relevance to the Corporation; (iii) the name and address of the Stockholder proposing to present the Stockholder Proposal to the annual meeting; (iv) the class and number of shares of capital stock of the Corporation owned beneficially or of record by such Stockholder; (v) a description of all arrangements and understandings between such Stockholder and any other person(s) or entity(ies) (including their names) in connection with the Stockholder Proposal and any material interest of such Stockholder or other person(s) or entity(ies) in connection therewith; and (vi) a representation that such Stockholder intends to appear in person or by proxy at the annual meeting to present such Stockholder Proposal.

A Stockholder Proposal Notice shall be deemed to have been timely given if made to the Corporation no later than the business day immediately preceding the mid-point between the date of the notice of the annual meeting and the scheduled date of the annual meeting.

Upon receipt of a Stockholder Proposal Notice, the Board of Directors shall cause a copy of the Stockholder Proposal Notice to be distributed to the Stockholders. The Board of Directors may, but shall not be required to, delay for a reasonable period of time so notifying the Stockholders of such Stockholder Proposal in order for the Board of Directors to evaluate the Stockholder Proposal and if, the Board of Directors determines to do so, to notify the Stockholders of the Board of Director’s recommendations with respect to the Stockholder Proposal and/or to solicit proxies from the Stockholders with respect to votes in connection therewith.

The provisions of this Article II, Section 16 shall not be deemed to require the Board of Directors or Presiding Officer to act upon or submit to the Stockholders for review or approval any Stockholder Proposal that the Board of Directors determines to be illegal, unethical or otherwise inappropriate for Stockholder action under applicable law.

The Board of Directors may from time-to-time adopt, modify and terminate additional procedures with respect to Stockholder Proposals.

Section 17. Stockholder Nominees. The Presiding Officer at any Stockholder meeting may declare that a Stockholder Nominee is not eligible for election to the Board of Directors if the Stockholder proposing to nominate the Stockholder Nominee shall have not timely given a completed Stockholder Nominee Notice to the Corporation with respect to such Stockholder Nominee. If the Presiding Officer determines that a Stockholder Nominee is not eligible for election to the Board of Directors, then the Presiding Officer may conclude that Stockholder Nominee shall not be a candidate for election at such meeting. Notwithstanding the foregoing, the Presiding Officer may, in his or her discretion, allow a Stockholder Nominee to be nominated for election to the Board of Directors notwithstanding that the procedures set out in this Article Il, Section 17 were not complied with and if such Stockholders Nominee is elected to the Board of Directors notwithstanding that the procedures set out in this Article II, Section 17 were not complied with, then such election shall be deemed to be a valid action of the Stockholders.

“Stockholder Nominee” shall mean any nominee proposed by a Stockholder for election as a member of the Board of Directors other than nominees (a) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Board of Directors or (b) otherwise brought before the meeting by or at the direction of the Board of Directors.

A “Stockholder Nominee Notice” shall set forth with respect to each Stockholder Nominee the following: (i) the name and address of the Stockholder Nominee; (ii) a summary of the Stockholder Nominee’s experience and background; (iii) a signed statement from the Stockholder Nominee that he or she will serve as a member of the Board of Directors if elected; (iv) the name and address of the Stockholder proposing to present the Stockholder Nominee to the annual meeting; (v) the class and number of shares of capital stock of the Corporation owned beneficially or of record by such Stockholder; (vi) a description of all arrangements and understandings between such Stockholder and any other person(s) or entity(ies) (including their names) in connection with the Stockholder Nominee and any material interest of such Stockholder or other person or entity(ies) in connection therewith; and (vii) a representation that such Stockholder intends to appear in person or by proxy at the annual meeting to nominate such Stockholder Nominee.

A Stockholder Nominee Notice shall be deemed to have been timely given if made to the Corporation no later than the business day immediately preceding the mid-point between the date of the notice of the meeting and the scheduled date of the meeting.

Upon receipt of a Stockholder Nominee Notice, the Board of Directors shall cause a copy of the Stockholder Nominee Notice to be distributed to the Stockholders. The Board of Directors may, but shall not be required to, delay for a reasonable period of time so notifying the Stockholders of such Stockholder Nominee in order for the Board of Directors to evaluate the nomination of the Stockholder Nominee and, if the Board of Directors determines to do so, to notify the Stockholders of the Board of Director’s recommendations with respect to the Stockholder Nominee and/or to solicit proxies from the Stockholders with respect to votes in connection therewith.

The provisions of this Article II, Section 17 shall not be construed to prevent compliance by the Corporation with any agreement to which the Corporation is a party with respect to the election of members of the Board of Directors.

The Board of Directors may from time-to-time adopt, modify and terminate additional procedures with respect to Stockholder Nominees.

ARTICLE III

DIRECTORS

Section 1. General Powers: The property, business and affairs of the Corporation shall be controlled and managed by its Board of Directors.

Section 2. Number, Tenure and Qualifications: The number of directors to constitute the first Board of Directors of the Corporation shall be as set forth in the Certificate of Incorporation. Thereafter, the Board of Directors or the Stockholders may at any time, and from time to time, change the number of directors to constitute the Board of Directors by adopting a resolution fixing the new number of directors to constitute the Board of Directors.

Each director shall hold office for the term for which he or she is elected or until his or her successor shall have been elected and qualified.

Section 3. Regular Meetings: A regular or annual meeting of the Board of Directors shall be held without other notice than this Bylaw, immediately after, and at the same place as, the annual meeting of the Stockholders. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Delaware, for the holding of additional regular meetings with no notice other than notice of such resolution to all directors.

Section 4. Special Meetings: Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board (if any), the President or any two or more of the directors by giving notice thereof in the manner hereinafter provided. The persons authorized to call special meetings of the Board of Directors may fix any place in the United States, either within or without the State of Delaware, as the place for holding any special meeting of the Board of Directors called by them. Notice of any special meeting shall be given at least three days prior thereto.

Section 5. Notice: Any director may waive notice of any meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends such meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened and so objects at the beginning of the meeting. Neither the business to be transacted at nor the purpose of any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

Section 6. Quorum: A majority of the Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, provided that if less than a quorum of the directors is present at said meeting, a majority of the directors present may adjourn the meeting from time to time to a specified date not longer than 30 days from the last adjournment without further notice.

Section 7. Manner of Acting: The act of the majority of the directors present at a meeting of the directors at which a quorum is present shall be the act of the Board of Directors. Members of the Board of Directors, or of any committee designated by the Board of Directors, may participate in a meeting of the Board or committee by means of video conference, conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other, and participation in a meeting in this manner shall constitute presence in person at such meeting.

Section 8. Vacancies: Vacancies created by the death or resignation or disqualification of one or more of the directors, or by newly created directorships resulting from any increase in the authorized number of directors, may be filled by a majority of the survivors or remaining directors then in office or by a sole remaining director. Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the Certificate of Incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office or by the sole remaining director so elected. A director elected to fill a vacancy shall serve as such until the next annual meeting of the Stockholders, and until his or her successor shall have been elected and qualified.

Section 9. Committees: The Board of Directors may, by resolution passed by a majority of the Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternative members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not said member(s) constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

Section 10. Actions of Board Without A Meeting: Any action required or permitted to be taken at any meeting of the Board of Directors, or by any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the consents are filed with the minutes of proceedings of the Board or committee.

Section 11. Compensation: The Board of Directors shall have the authority to fix the compensation of directors. Unless and until so fixed the directors as such shall not receive any stated salaries for their services, but by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board of Directors; provided, that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 12. Meeting Participation: Members of the Board of Directors may participate in any regular or special meeting of the Board of Directors, or of any committee of the Board of Directors, by means of conference telephone, video conference or similar communications equipment, by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Section 12 will constitute presence in person at such meeting.

ARTICLE IV

OFFICERS

Section 1. Number: The officers of the Corporation shall be such officers as may be elected in accordance with the provisions of this Article. The Board of Directors, by resolution, may, in its discretion, elect as officers a Chairman of the Board, a Chief Executive Officer, a President, a Treasurer, a Secretary, one or more Vice Presidents, one or more Assistant Treasurers, one or more Assistant Secretaries or such other officers with such titles and duties which shall be stated in the resolution. Any two or more offices may be held by the same person.

All officers and other agents of the Corporation, as between themselves and the Corporation, shall have such authority and perform such duties in the management of the property and affairs of the Corporation as may be provided in the Bylaws, or, in the absence of such provision, as may be determined by resolution of the Board of Directors.

Section 2. Election and Term of Office: The officers of the Corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of Stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Vacancies may be filled or new offices created and filled at any meeting of the Board of Directors. Each officer shall hold office until his or her successor shall have been duly elected and shall have qualified or until his or her death or until he or she shall resign or shall have been removed in the manner hereinafter provided.

Section 3. Removal: Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

Section 4. Vacancies: A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

Section 5. Chief Executive Officer: If the Board of Directors appoints a Chief Executive Officer, then the Chief Executive Officer shall be the principal executive officer of the Corporation and shall in general supervise and control all of the business and affairs of the Corporation. The Chief Executive Officer shall preside at all meetings of the Stockholders and (if there be no Chairman of the Board, or if there be one, then in his or her absence) of the Board of Directors. The Chief Executive Officer may sign, with the Secretary or Treasurer or any other proper officer thereunto authorized by the Board of Directors, certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors, or by these Bylaws, to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of Chief Executive Officer and such other duties as may be prescribed by the Board of Directors from time to time.

Section 6. President: If the Board of Directors appoints a President, then the President shall serve as Chief Executive Officer of the Corporation if a Chief Executive Officer has not been appointed or in his or her absence. If Chief Executive Officer of the Corporation has been appointed, then the President may sign, with the Secretary or Treasurer or any other proper officer thereunto authorized by the Board of Directors, certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors, or by these Bylaws, to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Chief Executive Officer or Board of Directors from time to time.

Section 7. Vice President: If one or more Vice Presidents shall be elected, and if one or more of such Vice Presidents be designated by the Board as Executive Vice President, such Executive Vice President, in the absence of the President, or in the event of his or her inability or refusal to act, shall perform the duties of the President, and when so acting, shall have all the powers of, and be subject to all the restrictions upon, the President. If there shall be no Executive Vice President or if there shall be an Executive Vice President and he or she shall be absent, then the Vice President who shall have been first elected by the Board of Directors at the last annual meeting of the Board (and the order of the names of such Vice Presidents, as they appear in the minutes of such annual meeting of the Board, shall be conclusive as to which Vice President shall have been first elected), shall perform the duties of the President in the event of the latter’s absence, inability or refusal to act. Any Vice President may sign, with the Secretary or an Assistant Secretary, or with the Treasurer or an Assistant Treasurer, certificates for shares of the Corporation; and shall perform such other duties as from time to time may be assigned to him or her by the Chief Executive Officer, President or by the Board of Directors.

Section 8. Treasurer: If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the Board of Directors shall determine. If a Treasurer is appointed by the Board of Directors, then the Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation; receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositaries as shall be selected in accordance with the provisions of Article VI of these Bylaws; (b) in general perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the Chief Executive Officer, President or the Board of Directors.

Section 9. Secretary: If a Secretary is appointed by the Board of Directors, then the Secretary shall: (a) keep the minutes of the Stockholders’ and of the Board of Directors’ meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all certificates for shares prior to the issue thereof and to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these Bylaws; (d) keep a register of the post office address of each Stockholder which shall be furnished to the Secretary by such Stockholder; (e) sign with the President, a Vice President, or other authorized officer certificates for shares of the Corporation, the issue of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the Corporation; (g) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the Chief Executive Officer, President or by the Board of Directors. If a Secretary is not appointed by the Board of Directors, then the Board of Directors shall designate another officer to perform the duties that would otherwise be the responsibility of the Secretary.

Section 10. Assistant Treasurers and Assistant Secretaries: The Assistant Treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. Assistant Secretaries and Assistant Treasurers, as thereunto authorized by the Board of Directors, may sign with the President or a Vice President certificates for shares of the Corporation, the issue of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurers and Assistant Secretaries, in general, shall perform such duties as shall be assigned to them by the Treasurer or the Secretary, respectively, or by the Chief Executive Officer, President or the Board of Directors.

ARTICLE V

CONTRACTS, LOANS, CHECKS AND DEPOSITS

Section 1. Contracts: The Board of Directors may authorize any officer or officers, or agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

Section 2. Checks, Drafts, etc.: All checks, drafts, or other orders for the payment of money, notes or other evidence of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, or agent or agents, of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

Section 3. Deposits: All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositaries as the Board of Directors may select.

ARTICLE VI

CERTIFICATES FOR SHARES AND THEIR TRANSFER

Section 1. Certificates for Shares: The shares of the Corporation shall be represented by certificates, provided that the Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates, and upon request every holder of uncertificated shares, shall be entitled to have a certificate signed by, or in the name of the Corporation by any two officers of the Corporation representing the number of shares registered in certificate form. Any or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue. All certificates for shares shall be consecutively numbered. The name of the person owning the shares represented thereby with the number of shares and date of issue shall be entered on the books of the Corporation. All certificates surrendered to the Corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate or certificates for a like number of shares shall have been surrendered and cancelled except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the Corporation as the Secretary may prescribe.

Section 2. Transfers of Shares: Transfers of shares of the Corporation shall be made only on the books of the Corporation by the registered holder thereof or by his or her attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificates for such shares. The person in whose name shares stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.

ARTICLE VII

DIVIDENDS

The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Certificate of Incorporation.

ARTICLE VIII

NOTICES

Notices and other communications to Stockholders or members of the Board of Directors may be given in writing or electronically. Written notices shall be deemed given (i) three business days after deposit as first class mail in the United States mail, (ii) one business day after delivery to an overnight express delivery service for next business day delivery, or (iii) when personally delivered, in each case to the mailing address of the Stockholder or member of the Board of Directors, respectively, on file in the Corporation’s records. Electronic notices shall be deemed given upon sending to the Stockholder or member of the Board of Directors at the email address or fax number of the Stockholder or member of the Board of Directors, respectively, on file in the Corporation’s records. No notice shall be required if a Stockholder’s or member of the Board of Director’s mailing address, email address, or fax number on file in the Corporation’s records, as applicable, is no longer the mailing address, email address or fax number, as the case may be, of the Stockholder or member of the Board of Directors, respectively.

ARTICLE IX

WAIVER OF NOTICE

Whenever any notice whatever is required to be given under the provisions of these Bylaws or under the provisions of the Certificate of Incorporation or under the provisions of the General Corporation Law of Delaware, waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE X

AMENDMENTS

These Bylaws may be altered, amended or repealed and new Bylaws may be adopted by the vote of a majority of Stockholders entitled to vote at any annual or special meeting or by a vote of a majority of the directors then in office.